                                                      EXHIBIT 10(o)



                 MICHAEL W. BURGESS SEVERANCE ARRANGEMENT


      Michael W. Burgess has an agreement with the Company which provides for the payment of from twelve months up to twenty-four months of severance, based upon his then current base annual salary, depending upon the particular circumstances of his termination of employment at that time and various subsequent events following the completion or other conclusion of his present assignment.